Exhibit 3.1

B.C. No: 2106492

TERRITORY OF THE BRITISH VIRGIN ISLANDS

The BVI Business Companies Act

(AS REVISED)

SECOND AMENDED AND RESTATED

MEMORANDUM AND

ARTICLES OF ASSOCIATION

OF

Forcendra Holding Limited

Incorporated the 30th day of August 2022

(as amended and restated by resolutions of the shareholders passed on 9 October 2026 and filed on 12 October 2026)

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS REVISED)

SECOND AMENDED AND

RESTATED

MEMORANDUM OF ASSOCIATION

OF

Forcendra Holding Limited

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act (As Revised) of the British Virgin Islands and includes the regulations made under the Act;

“address” shall have the ordinary meaning given to it and shall include any facsimile number, electronic number or address or website used for the purposes of any communication pursuant to the Memorandum and the Articles;

“Applicable law” means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;
“Articles” means the attached Articles of Association of the Company;

“Audit Committee” means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

“Auditor” means the person for the time being performing the duties of auditor of the Company (if any);

“Chairman of the Board” has the meaning specified in Regulation 12;

“Class A Ordinary Shares” means the Class A ordinary shares with no par value, with the rights and privileges as set out in the Memorandum and the Articles;

“Class B Ordinary Shares” means the Class B ordinary shares with no par value, with the rights and privileges as set out in the Memorandum and the Articles;

“Company’s Website” means the website of the Company, the address or domain name of which has been notified to members;

“Compensation Committee” means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“electronic” shall have the meaning given to it in the Electronic Transactions Act;

“electronic means” shall include sending or otherwise making available to the intended recipients of the communication in electronic format;

“Electronic Signature” means an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Electronic Transactions Act” means the Electronic Transactions Act (As Revised) of the British Virgin Islands;

“Eligible Member” means any individual who, at the relevant time, holds one or more of the following positions with the Company: (i) the Founder; (ii) a member of the Executive Management Team, (iii) a Key Executive Officer, (iv) a senior management officer or employee; (v) any management officer or employee whose annual total compensation (including base salary, bonuses, and equity-based compensation) is equal to or exceeds US$300,000;

“Eligible Member Affiliate” means any entity that is ultimately controlled by an Eligible Member;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Executive Management Team” means Chief Executive Officer, the Chief Financial Officer and such other officers or employees of the Company or any of its subsidiaries as may be designated from time to time by the Board as members of the executive management team of the Company;

“Founder” means Ms. Wong Nga Fan.

“Key Executive Officer” means any officer or other person who is responsible for a principal business unit, division or function of the Company or who performs a significant policy-making function for the Company, as determined by the Board;

“Memorandum” means this Memorandum of Association of the Company;

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

“Triggering Event” means, in respect of a holder of Class B Ordinary Shares:

(a)	where such holder is an Eligible Member, the termination (whether by the Company or by such Eligible Member, and whether voluntary or involuntary) of the employment or service relationship between the Company (or any of its subsidiaries) and such Eligible Member;
(b)	where such holder is an Eligible Member Affiliate, the termination (whether by the Company or by the relevant Eligible Member, and whether voluntary or involuntary) of the employment or service relationship between the Company (or any of its subsidiaries) and the Eligible Member who ultimately controls such Eligible Member Affiliate; or
(c)	where such holder is an Eligible Member Affiliate and the Eligible Member who ultimately controls such Eligible Member Affiliate ceases to be an Eligible Member for any reason other than the termination of the employment or service relationship referred to in paragraph (b) above (including, without limitation, by reason of such Eligible Member ceasing to hold a qualifying position with the Company or ceasing to meet the compensation threshold set out in the definition of Eligible Member), provided that, for the avoidance of doubt, a change in role, title or responsibilities of any Eligible Member shall not of itself constitute a Triggering Event so long as such person remains an Eligible Member;

“Recognised Exchange” has the same meaning as in the Act and includes, without limitation and notwithstanding any subsequent amendments to the Act (or otherwise), the Nasdaq Global Market and any United States national securities exchange on which securities of the Company are listed for trading;

“Recognised Exchange Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Recognised Exchange;

“Register of Members” has the meaning specified in Sub-Regulation 2.5 of the Articles;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or
(b)	a resolution consented to in writing by all directors or by all members of a committee of directors ofthe Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50% of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or
(b)	a resolution consented to in writing by a majority of in excess of 50% of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;
“Securities and Exchange Commission” means the United States Securities and Exchange Commission;
“Share” means a share in the Company and includes a Class A Ordinary Share or a Class B Ordinary Share, as well as a fraction of a share in the Company;

“Shareholder” means an Eligible Person whose name is entered in the Register of Members of the Company as the holder of one or more Shares or fractional Shares;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;
“United States” means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;
(b)	a “Clause” is a reference to a clause of the Memorandum;
(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;
(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and
(e)	the singular includes the plural and vice versa.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4	Writing or printing shall include all forms of writing, printing and all modes of representing or reproducing words in visible form, including in the form of an electronic record which satisfies the requirements of the Electronic Transactions Act.

1.5	Any requirement as to the execution, signature or sealing under the Memorandum and Articles, including the execution of the Memorandum and these Articles, can be satisfied in the form of an electronic signature or an electronic seal as provided for in the Electronic Transactions Act.

1.6	References to electronic facilities include, without limitation, online platform(s), website addresses, webinars, webcast, video or any form of conference call systems (telephone, video, web or otherwise).

1.7	The Electronic Transactions Act shall be varied pursuant to section 5(1)(b)(i) of the Electronic Transactions Act to the extent provided for in the Articles.

1.8	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.	NAME

2.1	The name of the Company is Forcendra Holding Limited.

3.	STATUS

The Company is a company limited by shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1	The first Registered Office of the Company is at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.2	The first Registered Agent of the Company is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its Registered Office or change its Registered Agent.

4.4	Any change of Registered Office or Registered Agent will take effect on the registration by the Registrar of a notice of the change filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and
(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	NUMBER AND CLASSES OF SHARES

6.1	The Company is authorised to issue an unlimited number of Class A Ordinary Shares of no par value and Class B Ordinary Shares of no par value.

6.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.3	Shares may be issued in one or more series of Shares as the directors may by Resolution of Directors determine from time to time.

6.4	The Company may, for the same class or series of Shares, by Resolution of Directors or Resolution of Shareholders:

(a)	divide its Shares, including issued Shares, into a larger number of Shares; or
(b)	combine its Shares, including issued Shares, into a smaller number of Shares.

7.	RIGHTS OF SHARES

7.1	Each Class A Ordinary Share in the Company confers upon the holder:

(a)	the right to one vote at a meeting of the Shareholders or on any Resolution of Shareholders;
(b)	the right to an equal share in any dividend paid by the Company; and
(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2	Each Class B Ordinary Share in the Company confers upon the holder:

(a)	the right to 18 votes at a meeting of the Shareholders or on any Resolution of Shareholders;
(b)	the right to an equal share in any dividend paid by the Company; and
(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.3	Subject to Clause 8 and except as may otherwise be required by law, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders.

7.4	No holder of Class B Ordinary Shares shall have the right to request, require, or otherwise compel the Company to convert any Class B Ordinary Shares held by such holder into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

7.5	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to this Memorandum shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

7.6	Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity who is not an existing holder of Class B Ordinary Shares, an Eligible Member or an Eligible Member Affiliate, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not an existing holder of Class B Ordinary Shares, an Eligible Member or an Eligible Member Affiliate, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Register of Members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares.

7.7	Subject to the provisions in the Articles (including but not limited to Sub-Regulation 3.2), upon the occurrence of a Triggering Event in respect of a holder of Class B Ordinary Shares (an “Affected Holder”), the Company shall have the right (but not the obligation) to redeem any or all of the Class B Ordinary Shares from the Affected Holder (a “Redemption”). The Company shall exercise its right of Redemption by delivering a written notice to the Affected Holder specifying: (i) the number of Class B Ordinary Shares to be redeemed; (ii) the redemption price per Class B Ordinary Share, as determined by the board of directors, having regard to (among other factors the board of directors considers relevant) the consideration originally paid by the Affected Holder for each such Class B Ordinary Share; and (iii) the date on which the Redemption is to take effect. For avoidance of doubt, the Company shall not be obliged to effect a Redemption upon the occurrence of a Triggering Event, and the decision whether to exercise the right of Redemption shall be at the sole discretion of the board of directors.

7.8	Save and except for voting rights as set out in Clauses 7.1, 7.2 and 7.3 (inclusive), the conversion rights as set out in Clauses 7.4, 7.5 and 7.6 (inclusive) and the redemption rights set out in Clause 7.7, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions in all respects.

7.9	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued Shares in that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1	The Company shall issue registered Shares only.

10.2	The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11.	TRANSFER OF SHARES

11.1	The Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the Register of Members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2	The directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1	Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;
(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;
(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or
(d)	to Clauses 7, 8, 9 or this Clause 12.

12.2	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the Registered Agent.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 30th day of August 2022.

Incorporator

(signed by Conitta Francis)

Conitta Francis
Authorised Signatory
Maples Corporate Services (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS REVISED)

SECOND AMENDED AND

RESTATED

ARTICLES OF ASSOCIATION

OF

Forcendra Holding Limited

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1	Every Shareholder is entitled to a certificate signed by a director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the director, officer or authorised person and the Seal may be facsimiles.

1.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.	SHARES

2.1	Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4	No Shares may be issued for a consideration, which is in whole or in part, other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares; and
(b)	that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.5	The Company shall keep a register (the “Register of Members”), subject to Clause 2.6, containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;
(b)	the number of each class and series of Shares held by each Shareholder;
(c)	the date on which the name of each Shareholder was entered in the Register of Members; and
(d)	the date on which any Eligible Person ceased to be a Shareholder.

2.6	Where the Company is listed on a Recognised Exchange, the Company may keep a Register of Members containing the information referred to in Clause 2.5 or such other information as the Company’s articles permit or as may be approved by a Resolution of Shareholders.

2.7	The Company that has elected to file a copy of a register of its members shall, until such time as it files a notice to cease registration of changes in the register, file any changes in the register by filing a copy of the register containing the changes.

2.8	If the Company elects to file a copy of a register of its members under Clause 2.5, the Company is bound by the contents of the copy register filed then until such time as it may file a notice to cease registration of changes in the register.

2.9	The Register of Members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

2.10	A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3	The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares and any such surrender shall be in writing and signed by the person holding the Shares.

3.4	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.5	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50% of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.6	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.7	Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.8	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50% of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the Register of Members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;
(b)	name of the mortgagee or chargee; and
(c)	date on which the particulars specified in subparagraphs (a) and (b) are entered in the Register of Members.

4.3	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or
(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;
(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and
(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

6.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and
(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

6.4	Where Shares are listed on a Recognised Exchange, (a) Sub-Regulations 6.1, 6.2 and 6.3 shall not apply and (b) the Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange.

6.5	Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the Register of Members and are entitled to vote at the meeting; and
(b)	the other directors.

7.4	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.
7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all theShares which that Shareholder holds.

7.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.
7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[ COMPANY NAME ]

I/We being a Shareholder of the above Company HEREBY APPOINT ……………………………………… ……………………….… of …………………………… or failing him …………………………..……………… of …………………………………………………...…… to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the ……………… day of ………………..…………, 20 ............................. and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …….… day of …………..…………, 20……

………………….……………………

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;
(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and
(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there isno Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf ofthe Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days ofbeing so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first Registered Agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2	No person shall be appointed as a director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or to be nominated as a reserve director.
8.3	The minimum number of directors shall be one and there shall be no maximum number.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	Section 114(2) and 114(3) of the Act shall not apply to the Company. A director may be removed from office,

(a)	with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 50% of the Shareholders of the Company entitled to vote; or
(b)	with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

8.10	The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/director who nominated him,

(i)	he resigns as reserve director, or
(ii)	the sole Shareholder/director revokes the nomination in writing; or

(b)	the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

8.11	The Company shall keep a Register of Directors containing:

(a)	in the case of an individual director, the individual’s:

(i)	full name;
(ii)	former name, if any, unless the former name was changed by deed poll or other legal means or disused for more than 10 years;
(iii)	date of appointment as director or nomination as reserve director;
(iv)	date of cessation as director or reserve director;
(v)	address for the service of documents;
(vi)	usual residential address, unless that address is the same as the individual’s service address for the service of documents;
(vii)	date and place of birth; and
(viii)	nationality

(b)	in the case of a corporate director, the corporate director’s:

(i)	corporate name;
(ii)	corporate or registration number, if any;
(iii)	registered office or principal office;
(iv)	address, but if the corporate director is incorporated or registered in the British Virgin Islands, its corporate orregistration number only;
(v)	date of appointment as corporate director;
(vi)	date of cessation as corporate director; and
(vii)	place of incorporation or registration and date of such incorporation or registration

(c)	such other information as may be prescribed

8.12	In the Company’s Register of Directors, where a person is or was formerly known by more than one name, each name must be stated.

8.13	The Company shall file for registration by the Registrar a copy of its Register of Directors.
8.14	Subject to the Act, the initial copy of the Company’s Register of Directors shall be filed for registration by the Registrar within 21 days of the appointment of the first directors under section 113.

8.15	Where the Company has filed for registration by the Registrar a copy of its Register of Directors, it shall within 30 days of any changes occurring, file the changes in the register by filing a copy of the register containing the changes.

8.16	The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.17	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8	Section 175 of the Act shall not apply to the Company.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director until the appointment lapses or is terminated.

10.6	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

11.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

11.3	The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Recognised Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

11.4	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescriptionof duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5	The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

12.6	An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;
(b)	to change the Registered Office or Agent;
(c)	to designate committees of directors;
(d)	to delegate powers to a committee of directors;
(e)	to appoint or remove directors;
(f)	to appoint or remove an agent;
(g)	to fix emoluments of directors;
(h)	to approve a plan of merger, consolidation or arrangement;
(i)	to make a declaration of solvency or to approve a liquidation plan;
(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or
(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.7	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8	The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;
(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds ofany such interest or benefit.

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	For the purposes of Sub-Regulation 14.2, a director acts in the best interests of the Company if he acts in the best interests of

(a)	the Company’s holding company; or
(b)	a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.4	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

14.9	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	CORPORATE RECORDS

15.1	The Company shall keep the following documents at the office of its Registered Agent:

(a)	the Memorandum and the Articles;
(b)	the Register of Members, or a copy of the Register of Members;
(c)	the Register of Directors, or a copy of the Register of Directors; and
(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2	Until the directors determine otherwise by Resolution of Directors the Company shall keep the original Register of Members and original Register of Directors at the office of its Registered Agent.

15.3	If the Company maintains only a copy of the Register of Members or a copy of the Register of Directors at the office of its Registered Agent, it shall:

(a)	within 15 days of any change in either register, notify the Registered Agent in writing of the change; and
(b)	provide the Registered Agent with a written record of the physical address of the place or places at which the original Register of Members or the original Register of Directors is kept.

15.4	The Company shall keep the following records at the office of its Registered Agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and
(b)	minutes of meetings and Resolutions of Directors and committees of directors.

15.5	Where any original records referred to in this Regulation are maintained other than at the office of the Registered Agent of the Company, and the place at which the original records is changed, the Company shall provide the Registered Agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 as from time to time amended or re-enacted.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its Registered Agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;
(b)	a short description of the liability secured by the charge;
(c)	a short description of the property charged;
(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;
(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and
(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the Registered Agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be beforeor after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation

20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1	The Company shall:

(a)	keep at the office of its Registered Agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine, the records and underlying documentation of the Company;
(b)	retain the records and underlying documentation for a period of at least five years from the date of completion of the transaction to which the records and underlying documentation relate or the Company terminates the business relationship to which the records and underlying documentation relate; and
(c)	provide its Registered Agent without delay any records and underlying documentation in respect of the Company that the Registered Agent requests pursuant to Clause 19.6.

19.2	The records and underlying documentation of the Company shall be in such form as are sufficient to show and explain the Company’s transactions; and will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.3	Where the records and underlying documentation of the Company are kept at a place or places other than at the office of the Company’s Registered Agent, the Company shall provide the Registered Agent with:

(a)	a written record of the physical address of the place at which the records and underlying documentation are kept; and
(b)	a written record of the name of the person who maintains and controls the Company’s records and underlying documentation.

19.4	Where the place or places at which the records and underlying documentation of the Company, or the name of the person who maintains and controls the Company’s records and underlying documentation, change, the Company shall, within 14 days of the change, provide:

(a)	its Registered Agent with the physical address of the new location of the records and underlying documentation; or
(b)	the name of the new person who maintains and controls the Company’s records and underlying documentation.

19.5	The Registered Agent shall keep and maintain a record of the place or places outside the British Virgin Islands at which the Company keeps its records and underlying documentation and such record shall include the name of the Company and the address of the person who maintains and controls the Company’s records and underlying documentation.

19.6	Whenever required to do so by the Financial Services Commission or any other competent authority in the British Virgin Islands acting pursuant to the exercise of a power under an enactment, the Registered Agent shall request from the Company, records and underlying documentation in respect of the Company.

19.7	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

19.8	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Recognised Exchange, and if required by the rules and regulations of the Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

19.9	If the Shares (or depositary receipts therefor) are listed or quoted on the Recognised Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

19.10	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

19.11	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

19.12	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

19.13	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

19.14	At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Recognised Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.”

20.	NOTICES

20.1	Except as otherwise provided in these Articles, any notice or document may be served by the Company and any notices may be served by the Board on any Shareholder in any of the following manner to the extent permitted by, and in compliance with the requirements of, the Recognised Exchange Rules:

(a)	personally by leaving it at the registered address of such Shareholder as appearing in the Register of Members;

(b)	by sending it through the post in a prepaid letter addressed to such Shareholder at his registered address as appearing in the Register of Members (which shall be sent by airmail where the notice or document is posted from one country to another);

(c)	by electronic means by transmitting it to any electronic number or address supplied by the Shareholder to the Company; or

(d)	by placing it on the Company’s Website or the website of the Recognised Exchange.

In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the Register of Members and notice so given shall be sufficient notice to all the joint holders.

20.2	Any notice or document:

(a)	delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left;

(b)	sent by post shall be deemed to have been served on the day following that on which it is put into a post office situated within the United States and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office and a certificate in writing signed by any Director or other person appointed by the Board that the envelope or wrapper containing the notice or document was so addressed and put into such post office shall be conclusive evidence thereof;

(c)	given by electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by the Recognised Exchange Rules or any applicable laws or regulations, and it shall not be necessary for the receipt of the electronic transmission to be acknowledged by the recipient; and

(d)	served by being placed on the Company’s Website or the website of the Recognised Exchange shall be deemed to be served at the time the notice or document first appears on the Company’s Website or the website of the Recognised Exchange, or at such later time as may be prescribed by the Recognised Exchange Rules.

20.3	The signature to any notice to be given by the Company may be written or printed by means of facsimile or, where relevant, by Electronic Signature.

20.4	Where a law or the Articles requires information to be delivered or sent to, or to be served on, a person, section 10(1) of the Electronic Transactions Act shall be varied such that: (i) the originator of any electronic communication shall not be required to state that the receipt of the electronic communication is to be acknowledged; and (ii) unless the originator expressly requires an acknowledgment of receipt, the addressee shall not be required to acknowledge receipt.

20.5	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its Registered Office, or by leaving it with, or by sending it by registered mail to, the Registered Agent of the Company.

20.6	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the Registered Office or the Registered Agent of the Company or that it was mailed in such time as to admit to its being delivered to the Registered Office or the Registered Agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.	VOLUNTARY LIQUIDATION

The Company may by Resolution of Shareholders or by Resolution of Directors appoint a voluntary liquidator.

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 30th day of August 2022.

Incorporator

(signed by Conitta Francis)

Conitta Francis
Authorised Signatory
Maples Corporate Services (BVI) Limited